                                    INDENTURE

                   KH FUNDING COMPANY, a Maryland corporation
                                   as obligor

               Series 3 Senior Secured Investment Debt Securities

                                 $30,000,000.00

                                       and

           Series 4 Subordinated Unsecured Investment Debt Securities

                                 $10,000,000.00

      WELLS FARGO BANK MINNESOTA, National Association, a National Banking
                             Association as trustee

                           Dated as of August 27, 2003

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                                TABLE OF CONTENTS

ARTICLE I.      DEFINITIONS AND INCORPORATION BY REFERENCE ....................1
   Section 1.1     Definitions ................................................1
   Section 1.2     Other Definitions ..........................................4
   Section 1.3     Incorporation by Reference of Trust Indenture Act ..........4
   Section 1.4     Rules of Construction ......................................4

ARTICLE II.     THE SECURITIES ................................................5
   Section 2.1     Amount; Accounts; Interest; Maturity .......................5
   Section 2.2     Transaction Statement ......................................6
   Section 2.3     Registrar and Paying Agent .................................6
   Section 2.4     Paying Agent to Hold Money in Trust ........................7
   Section 2.5     Securityholder Lists .......................................7
   Section 2.6     Transfer and Exchange ......................................7
   Section 2.7     Payment of Principal and Interest; Principal and
                      Interest Rights Preserved ...............................8
   Section 2.8     Right of Set-Off In Certain Circumstances ..................9
   Section 2.9     Outstanding Securities .....................................9
   Section 2.10    Treasury Securities ........................................9
   Section 2.11    Defaulted Interest .........................................9
   Section 2.12    Form of Securities .........................................9
   Section 2.13    Initial and Periodic Statements ...........................10

ARTICLE III.    REDEMPTION ...................................................10
   Section 3.1     Prepayment by Company .....................................10
   Section 3.2     Redemption by Holder ......................................10

ARTICLE IV.     COVENANTS ....................................................11
   Section 4.1     Payment of Securities .....................................11
   Section 4.2     Maintenance of Office or Agency ...........................11
   Section 4.3     SEC Reports and Other Reports .............................12
   Section 4.4     Compliance Certificate ....................................12
   Section 4.5     Stay, Extension and Usury Laws ............................13
   Section 4.6     Liquidation ...............................................13

ARTICLE V.      SUCCESSORS ...................................................14
   Section 5.1     When the Company May Merge, etc. ..........................14
   Section 5.2     Successor Corporation Substituted .........................14

ARTICLE VI.     DEFAULTS AND REMEDIES ........................................14
   Section 6.1     Events of Default .........................................14
   Section 6.2     Acceleration ..............................................15
   Section 6.3     Other Remedies ............................................15
   Section 6.4     Waiver of Past Defaults ...................................16
   Section 6.5     Control by Holders ........................................16
   Section 6.6     Limitation on Suits .......................................16
   Section 6.7     Rights of Holders to Receive Payment ......................16

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   Section 6.8     Collection Suit by Trustee ................................17
   Section 6.9     Trustee May File Proofs of Claim ..........................17
   Section 6.10    Priorities ................................................17
   Section 6.11    Undertaking for Costs .....................................18

ARTICLE VII.    TRUSTEE ......................................................18
   Section 7.1     Duties of Trustee .........................................18
   Section 7.2     Rights of Trustee .........................................19
   Section 7.3     Individual Rights of Trustee ..............................19
   Section 7.4     Trustee's Disclaimer ......................................20
   Section 7.5     Notice of Defaults ........................................20
   Section 7.6     Reports by Trustee to Holders .............................20
   Section 7.7     Compensation and Indemnity ................................20
   Section 7.8     Replacement of Trustee ....................................21
   Section 7.9     Successor Trustee by Merger, etc. .........................22
   Section 7.10    Eligibility; Disqualification .............................22
   Section 7.11    Preferential Collection of Claims Against Company .........22

ARTICLE VIII.   DISCHARGE OF INDENTURE .......................................22
   Section 8.1     Termination of Company's Obligations ......................22
   Section 8.2     Application of Trust Money ................................23
   Section 8.3     Repayment to Company ......................................23
   Section 8.4     Reinstatement .............................................23

ARTICLE IX.     AMENDMENTS ...................................................24
   Section 9.1     Without Consent of Holders ................................24
   Section 9.2     With Consent of Holders ...................................24
   Section 9.3     Compliance with Trust Indenture Act .......................25
   Section 9.4     Revocation and Effect of Consents .........................25
   Section 9.5     Notation on or Exchange of Investment Debt Securities .....25
   Section 9.6     Trustee to Sign Amendments, etc. ..........................26

ARTICLE X.      SUBORDINATION ................................................26
   Section 10.1    Agreement to Subordinate ..................................26
   Section 10.2    Liquidation; Dissolution; Bankruptcy ......................26
   Section 10.3    Default of Senior Debt ....................................27
   Section 10.4    When Distribution Must Be Paid Over .......................28
   Section 10.5    Notice by Company .........................................28
   Section 10.6    Subrogation................................................28
   Section 10.7    Relative Rights ...........................................28
   Section 10.8    Subordination May Not Be Impaired by the Company
                      or Holders of Senior Debt ..............................29
   Section 10.9    Distribution or Notice to Representative ..................30
   Section 10.10   Rights of Trustee and Paying Agent ........................30
   Section 10.11   Authorization to Effect Subordination .....................30
   Section 10.12   Article Applicable to Paying Agent ........................30
   Section 10.13   Miscellaneous .............................................31

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ARTICLE XI.     MISCELLANEOUS ................................................31
   Section 11.1    Trust Indenture Act Controls ..............................31
   Section 11.2    Notices ...................................................31
   Section 11.3    Communication by Holders with Other Holders ...............32
   Section 11.4    Certificate and Opinion as to Conditions Precedent ........32
   Section 11.5    Statements Required in Certificate or Opinion .............33
   Section 11.6    Rules by Trustee and Agents ...............................33
   Section 11.7    Legal Holidays ............................................33
   Section 11.8    No Recourse Against Others ................................33
   Section 11.9    Duplicate Originals .......................................33
   Section 11.10   Governing Law .............................................33
   Section 11.11   No Adverse Interpretation of Other Agreements .............33
   Section 11.12   Successors ................................................34
   Section 11.13   Severability ..............................................34
   Section 11.14   Counterpart Originals .....................................34
   Section 11.15   Table of Contents, Headings, etc. .........................34

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                             CROSS-REFERENCE TABLE*

Trust Indenture Act                                                  Indenture
      Section                                                         Section
-------------------                                               --------------

350(a)(1) ..................................................................7.10
   (a)(2) ..................................................................7.10
   (a)(3) ....................................................................NA
   (a)(4) ....................................................................NA
   (a)(5) ....................................................................NA
   (b) ................................................................7.8, 7.10
   (c) .......................................................................NA
311(a) .....................................................................7.11
   (b) .....................................................................7.11
   (c) .......................................................................NA
312(a) ......................................................................2.5
   (b) .....................................................................11.3
   (c) .....................................................................11.3
313(a) ......................................................................7.6
   (b)(1) ....................................................................NA
   (b)(2) ...................................................................7.6
   (c) ................................................................7.6, 11.2
   (d) ......................................................................7.6
314(a) ...........................................................4.3, 4.4, 11.2
   (b) .......................................................................NA
   (c)(1) ..................................................................11.4
   (c)(2) ..................................................................11.4
   (c)(3) ....................................................................NA
   (d) .......................................................................NA
   (e) .....................................................................11.5
   (f) .......................................................................NA
315(a) ...................................................................7.1(b)
   (b) ................................................................7.5, 11.2
   (c) ...................................................................7.1(a)
   (d) ...................................................................7.1(c)
   (e) .....................................................................6.11
316(a)(last sentence) ......................................................2.10
   (a)(1)(A) ................................................................6.5
   (a)(1)(B) ................................................................6.4
   (a)(2) ....................................................................NA
   (b) ......................................................................6.7
   (c) .......................................................................NA
317(a)(1) ...................................................................6.8
   (a)(2) ...................................................................6.9
   (b) ......................................................................2.4
318(a) .....................................................................11.1

NA means not applicable

* This Cross Reference Table is not part of the Indenture

     INDENTURE dated as of August 27, 2003, by KH Funding Company, a Maryland corporation (the "Company"), and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities of the Company issued pursuant to the Company's registration statement on Form SB-2 declared effective by the Securities and Exchange Commission on or about __________ ___, 2003 (the "Securities"):

                                   ARTICLE I.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1. Definitions.

     "Account" means the record of beneficial ownership of an Investment Debt Security maintained by the Company.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agent" means any Registrar, Paying Agent or co-registrar of the Securities.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Company" means KH Funding Company, unless and until replaced by a successor in accordance with Article V hereof and thereafter means such successor.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is originally dated, located at 213 Court Street, Middletown, Connecticut 06457, Attention: Corporate Trust Services.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Demand Note" means an Investment Debt Security with a demand period of one day or thirty days.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fiscal Year" means initially a December 31 year end.

     "Fixed Term Note" means an Investment Debt Security with a fixed maturity date of one year, three years or five years.

     "GAAP" means, as of any date, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Holder" or "Securityholder" means a Person in whose name a Security is registered.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including capital Lease obligations) or representing any hedging obligations, except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, (a) the Guarantee of items that would be included within this definition, and (b) liability for items that would arise by operation of a Person's status as a general partner of a partnership.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Interest Accrual Date" means, with respect to any Security, the date the Company accepts funds for the purchase of the Security if such funds are received by 3:00 p.m. (EDT) on a Business Day, or if such funds are not so received, on the next Business Day.

     "Interest Accrual Period" means, as to each Security, the period from the later of the Interest Accrual Date of such Security or the day after the last Payment Date upon which an interest payment was made until the following Payment Date during which interest accrues on each Security with respect to any Payment Date.

     "Investment Debt Securities" or "Investment Debt Security" means the Company's Series 3 Senior Secured and Series 4 Subordinated Unsecured Investment Debt Security(ies) in the form of Fixed Term Notes and Demand Notes issued under this Indenture.

     "Issue Date" means, with respect to any Security, the date on which such Security is initially registered on the books and records of the Registrar.

     "Legal Holiday" means a legal holiday in the State of Maryland or State of Connecticut.

     "Maturity Date" means, with respect to any Security, the date on which the principal of such Security becomes due and payable as therein provided.

     "Maturity Record Date" means, with respect to any Security, the date fifteen days prior to the

Maturity Date or Redemption Date applicable to such Security.

     "Obligations" means any principal, interest (including Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means the Chairman of the Board or principal executive officer of the Company, the President or operating officer of the Company, the Chief Financial Officer or principal financial officer of the Company, the Treasurer, any Assistant Treasurer, Controller or principal officer of the Company, Secretary or any Vice-President of the Company.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal operating officer, principal financial officer or principal accounting officer of the Company.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Payment Date" means the last day of each calendar month or such other date as determined by the Holder and the Company or if such day is not a Business Day, the Business Day immediately following such day and, with respect to a specific Security, the Maturity Date or Redemption Date of such Security.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Post-Petition Interest" means interest accruing after the commencement of any bankruptcy or insolvency case or proceeding with respect to the Company or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, at the rate applicable to such Indebtedness, whether or not such interest is an allowable claim in any such proceeding.

     "Redemption Date" has the meaning given in Article III hereof.

     "Redemption Price" means, with respect to any Security to be redeemed, the principal amount of such Security plus the interest accrued but unpaid during the Interest Accrual Period up to the Redemption Date for such security.

     "Regular Record Date" means, with respect to each Payment Date, the date fifteen days prior to such Payment Date.

     "Responsible Officer", when used with respect to the Trustee, means any officer in its Corporate Trust Office, or any other assistant officer of the Trustee in its Corporate Trust Office customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Security" or "Securities" means, the Company's Series 3 Senior Secured and Series 4 Subordinated Unsecured Investment Debt Securities issued under this Indenture.

     "Senior Debt" means any Indebtedness (whether outstanding on the date hereof or thereafter created) incurred by the Company in connection with borrowings by the Company (including its subsidiaries) from a bank, trust company, insurance company, any other institutional lender or other entity which lends funds in connection with its primary business activities whether such Indebtedness is or is not specifically designated by the Company as being "Senior Debt" in its defining instruments.

     "Series 3 Senior Secured Security" or " Series 3 Senior Secured Securities" means, the Company's Series 3 Senior Secured Investment Debt Securities issued under this Indenture.

     "Series 4 Subordinated Unsecured Security" or " Series 4 Subordinated Unsecured Securities" means, the Company's Series 4 Subordinated Unsecured Investment Debt Securities issued under this Indenture.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Trustee" means Wells Fargo Bank Minnesota, National Association, a National Banking Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

Section 1.2. Other Definitions.

           Term                Defined in Section
           ----                ------------------

"Bankruptcy Law" ......................6.1
"Custodian" ...........................6.1
"Event of Default" ....................6.1
"Legal Holiday" ......................11.7
"Paying Agent" ........................2.3
"Payment Blockage Period" ............10.3
"Payment Notice" .....................10.3
"Registrar" ...........................2.3

Section 1.3. Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities;
     "indenture security holder" means a Securityholder;
     "indenture to be qualified" means this Indenture;
     "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the Securities means the Company or any successor obligor upon the Securities.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4. Rules of Construction.

     Unless the context otherwise requires:

     1.   a term has the meaning assigned to it;

     2. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     3. references to GAAP, as of any date, shall mean GAAP in effect in the United States as of such date;

     4.   "or" is not exclusive;

     5. words in the singular include the plural, and in the plural include the singular, and use of any gender shall be deemed to be or include the other genders; and

     6.   provisions apply to successive events and transactions.

                                   ARTICLE II.
                                 THE SECURITIES

Section 2.1. Amount; Accounts; Interest; Maturity.

     The outstanding aggregate principal amount of Securities outstanding at any time is limited to $40 million. The Securities may be subject to notations, legends or endorsements required by law, rule, agreements to which the Company is subject or usage.

     The Company shall issue Securities as provided in Section 2.12 hereof. The record of beneficial ownership of the Securities shall be maintained and updated by the Company through the establishment and maintenance of Accounts. Each Security shall be in such denominations as may be designated from time to time by the Company but in no event in an original denomination less than $5,000. This minimum amount may be increased or decreased from time to time by the Company and the Company, in its sole discretion, may accept a lesser amount from any Holder. The Investment Debt Securities shall be Fixed Term Notes and Demand Notes. The Fixed Term Notes shall have maturity dates of one year, three years and five years. The Demand Notes shall have demand periods of one day or thirty days.

     Each Security shall bear interest from and commencing on its Interest Accrual Date at such rate of interest as the Company shall determine from time to time; provided, however, that (i) the Series 3 Senior Secured Security One Year Fixed Term Notes, Three Year Fixed Term Notes and Five Year Fixed Term Notes shall pay interest at an annual interest rate fixed at the time of issuance with the initial interest rates being 5.00%, 5.70% and 6.20% respectively, (ii) the Series 3 Senior Secured Security One Day Demand Notes and the Thirty Day Demand Notes shall pay interest at a variable annual interest rate with the initial rates being 3.50% and 4.00% respectively, and (iii) the Series 4 Subordinated Unsecured Security One Year Fixed Term Notes, Three Year Fixed Term Notes and Five Year Fixed Term Notes shall pay interest at an annual interest rate fixed at the time of issuance with the initial interest rates being 6.00%, 7.00% and 8.00% respectively. The Company may change the interest rates from time to time by filing a supplement to the Company's prospectus.

     Interest on an Investment Debt Security will compound daily and will have interest paid, at the election of the Holder, either (i) monthly, quarterly, semi-annually or annually, or (ii) accrued and credited as principal to the Holder's Account. To the extent any applicable interest payment date is not a Business Day, then interest shall be paid instead on the next succeeding Business Day. All interest payments on the Investment Debt Securities shall be approved prior to payment by the Company's Treasurer.

     The Company will give each Holder of a Fixed Term Note (existing as of the applicable Maturity Record Date) a written notice at least seven days prior to the Maturity Date of the Fixed Term Note held by such Holder reminding such Holder of the pending maturity of the Fixed Term Note and noticing the Holder of the Company's intention to repay, or if the Company does not intend to repay the Fixed Term Note, noticing the Holder that they must choose to either (i) redeem the Fixed Term Note, (ii) extend the Fixed Term Note, or (iii) Transition the Fixed Term Note into a new account. If the Company gives notice to a Holder of the Company's intention to repay a Fixed Term Note at maturity, no interest will accrue after the Maturity Date for such Fixed Term Note if payment is timely made. Otherwise, if a Holder requests repayment within seven days after the Maturity Date, the Company will pay interest on the Fixed Term Note during the period after the Fixed Term Note's Maturity Date and prior to redemption at the rate being paid on such Fixed Term Note immediately prior to its maturity.

     The terms and provisions contained in the Investment Debt Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, and the Holders by accepting the Investment Debt Securities, expressly agree to such terms and provisions and to be bound thereby. In case of a conflict, the provisions of this Indenture shall control.

Section 2.2. Transaction Statement.

     A Security shall not be validly issued until a transaction statement executed by a duly authorized officer of the Company is sent to the purchaser or transferee thereof and an Account is established by the Company in the name of such purchaser or transferee.

Section 2.3. Registrar and Paying Agent.

     The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Securityholder; provided that the Company shall promptly notify the Securityholders of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent and/or Registrar. In the event the Company uses any Agent other than the Company, the Company shall enter into an appropriate agency agreement with such Agent, which agreement shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such

Agent. The Company shall notify the Trustee of the name and address of any such Agent.

     The Company shall be the initial Registrar and Paying Agent. The Company shall act as Registrar and Paying Agent until such time as the Company gives the Trustee written notice to the contrary.

Section 2.4. Paying Agent to Hold Money in Trust.

     Prior to each due date of the principal or interest on any Security, the Company shall deposit with the Paying Agent sufficient funds to pay principal, premium, if any, and interest then so becoming due and payable in cash. The Company shall require each Paying Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders, subject to the lien of this Indenture, all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee promptly in writing of any default by the Company in making any such payment. While any such default continues, the Trustee shall require a Paying Agent (if other than the Company) to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent and such fund shall be subject to the lien of this Indenture. The Company shall notify the Trustee in writing at least 5 days before the Payment Date of the name and address of the Paying Agent if a person other than the Company is named Paying Agent at any time or from time to time.

Section 2.5. Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee each quarter during the term of this Indenture, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the aggregate principal amount outstanding and the Company shall otherwise comply with TIA ss.312(a).

Section 2.6. Transfer and Exchange.

     (a) The Securities are not negotiable instruments and cannot be transferred without the prior written consent of the Company. Requests to the Registrar for the transfer of the Accounts maintained for the benefit of the Holders of the Securities shall be:

          (i) made to the Registrar in writing on a form supplied by the Company;

          (ii) duly executed by the current holder of the Account, as reflected on the Company's records as of the date of receipt of such transfer request, or his attorney duly authorized in writing;

          (iii) accompanied by the written consent of the Company to the transfer; and

          (iv) if requested by the Company, an opinion of Holder's counsel (which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws and/or a signature guarantee or notarization.

     Upon transfer of a Security, the Company will provide the new registered owner of the Security with an initial transaction statement which will evidence the transfer of the account on the Company's records.

     (b) Obligations with respect to Transfers and Exchanges of Securities.

          (i) The Registrar may assess service charges to a Holder for any registration or transfer or exchange, and the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Section 9.5 hereof).

          (ii) The Registrar shall treat the individual or entity listed on each Account maintained by the Company as the absolute owner of the Security represented thereby for purposes of receiving payments thereon and for all other purposes whatsoever.

Section 2.7. Payment of Principal and Interest; Principal and Interest Rights Preserved.

     (a) Each Security shall accrue interest at the rate specified for such Security and such interest shall be payable on each Payment Date following the Issue Date for such Security, until the principal thereof becomes due and payable. Any installment of interest payable on a Security that is caused to be punctually paid or duly provided for by the Company on the applicable Payment Date shall be paid to the Holder in whose name such Security is registered in the Security Register on the applicable Regular Record Date: (i) by check mailed to such Holder's address as it appears in the Security Register on such Regular Record Date or (ii) by crediting the Account of each Holder of a Security as of the last day of each calendar date month following the Issue Date with additional principal in an amount equal to the interest due on the balance maintained in the Account during the preceding calendar month. The Holder shall elect the method of payment. The payment of any interest payable in connection with the payment of any principal payable with respect to such Security on a Maturity Date or Redemption Date shall be payable as provided below. Any funds with respect to which such checks were issued which remain uncollected shall be held in accordance with Section 8.3 hereof. Any installment of interest not punctually paid or duly provided for shall be payable in the manner and to the Holders as specified in Section 2.11 hereof.

     (b) Each of the Fixed Term Notes shall have stated maturities of principal as shall be indicated in each such Security. The principal of each Fixed Term Note shall be paid in full no later than the Maturity Date thereof unless the term of such Security is extended pursuant to Section 2.1 hereof or such Fixed Term Note becomes due and payable at an earlier date by acceleration, redemption or otherwise.

     The interest rate paid on the Fixed Term Notes shall be fixed at the time of issuance and the interest rate paid on the Demand Notes shall be adjusted by the Company from time to time in its sole discretion pursuant to Section 2.1 hereof. The Company shall have the right to increase or decrease, in accordance with Section 2.1 hereof, the interest rate paid on the Demand Notes at any time without prior notice to the Holders of the Demand Notes. Interest on each Security shall be due and payable on each Payment Date at the interest rate applicable to such Security for the Interest Accrual Period related to such Security and such Payment Date.

     Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Securities, if the Securities have become or been declared due and payable following an Event of Default, then payments of principal of and interest on the Securities shall be made in accordance with
Article 6 hereof.

     The principal payment made on any Investment Debt Security on any Maturity Date (or the Redemption Price of any Security required to be redeemed), and any accrued interest thereon, shall be payable on or after the Maturity Date or Redemption Date therefor at the office or agency of the Company maintained by it for such purpose pursuant to Section 2.3 hereof or at the office of any Paying Agent for such Investment Debt Security. All such payments shall be made in U.S. dollars.

     (c) All computations of interest due with respect to any Security shall be made, unless otherwise specified in the Security, based upon the actual number of days (e.g., 365 or 366) in the applicable year.

Section 2.8. Right of Set-Off In Certain Circumstances.

     Subject to the conditions of applicable law, if the holder of a Security is a borrower or guarantor on a loan, lease or other obligation owned by the Company or one of the Company's affiliates or subsidiaries, and that obligation becomes delinquent or otherwise in default, the Company reserves the right to set-off principal and interest payments due on the Securities against all sums due by the holder of the affiliate or subsidiary pursuant to the set-off terms contained in the loan, lease, other indebtedness or the guarantee. If the Company elects to exercise its right of set-off, the Security shall automatically be deemed redeemed as of the date of set-off without regard to any notice period otherwise applicable to redemption by the Company.

Section 2.9. Outstanding Securities.

     The Securities outstanding at any time are the outstanding balances of all Accounts representing the Investment Debt Securities maintained by the Company or such other entity as the Company designated as Registrar. If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.10 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.10. Treasury Securities.

     In determining whether the holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

Section 2.11. Defaulted Interest.

     If the Company defaults in a payment of interest on any Security, it shall pay the defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest, to the Holder of such Security on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least 5 Business Days prior to the payment date, in each case at the rate provided in the Security. The Company shall, with written notification to the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before any such special record date, the Company shall mail to Securityholder(s) a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.12. Form of Securities.

     The Registrar shall establish Accounts for the benefit of Holders of Securities to record the ownership and transfer of ownership interests in such Securities. The registered owners of the Accounts established by the Company in connection with the purchase or transfer of the Securities shall be deemed to be the Holders of the Securities outstanding for all purposes under this Indenture. The Company shall promptly notify the Registrar of the acceptance of a subscriber's order to purchase a Security and the Registrar shall credit the Account of each Security purchaser, the principal amount of such Security owned of record by the purchaser. The total amount of any principal and/or interest (which shall be paid in the form of additional principal to a Holder's Account) due and payable to the owners of the Accounts maintained by the Company as provided in this Indenture shall be credited to such Accounts by the Company within the time frames provided in this Indenture.

Section 2.13. Initial and Periodic Statements.

     (1) The Company shall provide initial transaction statements to initial purchasers, registered owners, registered pledgees, former registered owners and former registered pledgees, within two business days of the purchase, transfer or pledge of a Security.

     (2) The Company shall send each Holder of a Security (and each registered pledgee) via U.S. mail, not later than ten business days after each month end in which such Holder had an outstanding balance in such holder's Account, a statement which indicates as of the calendar month end preceding the mailing:
(a) the balance of such Account; (b) interest credited; (c) withdrawals made, if any; and (d) the interest rate paid on such Account during the preceding calendar month. The Company shall provide additional statements as the holders or registered pledgees of the Securities may reasonably request from time to time. The Company may charge such holders or pledgees requesting such statements a fee to cover the charges incurred by the Company in providing such additional statements.

                                  ARTICLE III.
                                   REDEMPTION

Section 3.1. Prepayment by Company.

     The Company may redeem, in whole or in part, any Investment Debt Security at any time without penalty or premium. The Company shall provide written notice of any such intention to the Holder thereof listed on the records maintained by the Company. In addition, except as provided in this Article III, the Company shall have no mandatory redemption or sinking fund obligations with respect to any of the Investment Debt Securities.

     Upon the Company's election to redeem any Investment Debt Security, the Company shall designate the Redemption Date for such Investment Debt Security, which Redemption Date shall be no more than thirty days after notice of such intention, and shall pay the Redemption Price to the Holder in accordance with the provisions set forth in Section 2.7 hereof. No interest shall accrue on an Investment Debt Security to be redeemed under this Article III for any period of time after the Redemption Date for such Investment Debt Security and after the Company has tendered the Redemption Price to the Holder.

     The Company may offer, in its sole discretion, certain Holders of Investment Debt Securities the ability to extend the maturity of an existing Investment Debt Security through the redemption of the current note and the issuance of a new note.

Section 3.2. Redemption by Holder.

     Any Holder of an Fixed Term Note, as described in Section 2.1 hereof, may require the Company to redeem, in whole and or in part subject to penalty, the Fixed Term Note held by such Holder by delivering to the Company an irrevocable election (a "Redemption Election") requiring the Company to make such redemption or by executing a draft in a form provided by or approved by the Company. Upon receipt of a Redemption Election, the Company shall designate the Redemption Date for such Investment Debt Security, which Redemption Date shall be within ninety (90) Business Days after the Company's receipt of the Redemption Election, and shall pay the Redemption Price, less a penalty of ninety (90) days interest earnings for One Year Fixed Term Notes and sixty (60) days interest earnings for each year in advance of maturity that the redemption occurs for Three Year Fixed Term Notes and Five Year Fixed Term Notes, to the Holder or his duly authorized attorney in fact, as the case may be, in accordance with the provisions set forth in Section 2.7 hereof. No interest shall accrue on an Investment Debt Security to be redeemed under this
Section 3.2 of Article III for any period of time after the Redemption Date for such Investment Debt Security and after the Company has tendered the Redemption Price to the Holder of the Investment Debt Security or his duly authorized attorney in fact.

     Any Holder of a Demand Note, as described in Section 2.1 hereof, may require the Company to redeem, in whole and or in part, the Demand Note held by such Holder by delivering to the Company an irrevocable election (a "Redemption Election") requiring the Company to make such redemption or by executing a draft in a form provided by or approved by the Company. Upon receipt of a Redemption Election, the Company shall designate the Redemption Date for such Investment Debt Security, which Redemption Date shall be within one day after the Company's receipt of the Redemption Election for One Day Demand Notes and within thirty days after the Company's receipt of the Redemption Election for Thirty Day Demand Notes, and shall pay the Redemption Price, to the Holder or his duly authorized attorney in fact, as the case may be, in accordance with the provisions set forth in Section 2.7 hereof. No interest shall accrue on an Investment Debt Security to be redeemed under this Section 3.2 of Article III for any period of time after the Redemption Date for such Investment Debt Security and after the Company has tendered the Redemption Price to the Holder of the Investment Debt Security or his duly authorized attorney in fact.

                                   ARTICLE IV.
                                    COVENANTS

Section 4.1. Payment of Securities.

     The Company shall duly pay the principal of and interest on each Security on the dates and in the manner provided herein. Principal and interest (to the extent such interest is paid in cash) shall be considered paid on the date due if the Paying Agent, if other than the Company, holds at least one Business Day before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due; provided, however, that principal and interest shall not be considered paid within the meaning of this Section 4.1 if money is held by the Paying Agent for the benefit of holders of Senior Debt pursuant to the provisions of Article 10 hereof. Such Paying Agent shall return to the Company, no later than 5 days following the date of payment, any money (including accrued interest) that exceeds such amount of principal and interest paid on the Securities in accordance with this Section 4.1.

     To the extent lawful, the Company shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Securities; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate.

Section 4.2. Maintenance of Office or Agency.

     The Company will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates its office at 10801 Lockwood Drive, Suite 370 Silver Spring, Maryland 20901 as one such office or agency of the Company in accordance with Section 2.3.

Section 4.3. SEC Reports and Other Reports.

     (a) The Company shall file with the Trustee, within 15 days after filing with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and the Trustee on the same timely basis such reports, information and other documents as it would file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of TIA ss.314(a). Notwithstanding anything contrary herein the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

     (b) So long as any of the Securities remain outstanding, the Company shall cause an annual report to stockholders and each quarterly or other financial report furnished by it generally to stockholders to be filed with the Trustee at the time of such mailing or furnishing to stockholders. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by the Company's certified independent accountants) and a "Management's Discussion and Analysis of Financial Condition or Plan of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee within 120 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year.

     (c) Whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information with the SEC for public availability and make such information available to investors who request it in writing.

     (d) The Company, or such other entity as the Company shall designate as Registrar for the Securities as provided in Section 2.3 hereof, shall provide the Trustee with quarterly management reports which provide the Trustee with such information regarding the Accounts maintained by the Company for the benefit of the Holders of the Securities as the Trustee may reasonably request which information shall include at least the following: (1) the outstanding balance of each Account; (2) interest credited or withdrawals made for the period; (3) the amount of interest paid in the form of additional notes at each month end and (3) the interest rate paid on each Account maintained by the Company during the preceding quarterly period.

Section 4.4. Compliance Certificate.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, an Officers' Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated the provisions of Section 4.1 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5. Stay, Extension and Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all beneficial advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.6. Liquidation.

     The Board of Directors or the stockholders of the Company may not adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Section 5.1 of this Indenture being the Section hereof which governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of capital stock of the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's Obligations hereunder and under the Securities as to the payment of principal and interest.

                                   ARTICLE V.
                                   SUCCESSORS

Section 5.1. When the Company May Merge, etc.

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, Person or entity unless
(a) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture; and (c) immediately after such transaction no Default or Event of Default exists.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

Section 5.2. Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company, is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however, that the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Securities.

                                   ARTICLE VI.
                              DEFAULTS AND REMEDIES

Section 6.1. Events of Default.

     An "Event of Default" occurs if:

     (1) the Company defaults in the payment of interest on a Security when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of
     Article 10 hereof;

     (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon a required redemption or otherwise, and the Default continues for a period of 30 days, whether or not prohibited by the provisions of Article 10 hereof;

     (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Section 4.6 or 5.1 hereof;

     (4) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Default continues for the period and after the notice specified below;

     (5) the Company pursuant to or within the meaning of any Bankruptcy Law (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability to pay debts as the same become due; or

     (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company in an involuntary case; (b) appoints a Custodian of the Company or for all or substantially all of its property; or (c) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 120 consecutive days.

     The term "Bankruptcy Law" means title II, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (3) or (4) of Section 6.1 is not an Event of Default until the Trustee or the Holders of at least a majority in principal amount of the then outstanding Securities notify the Company of the Default and the Company does not cure the Default or such Default is not waived within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.2. Acceleration.

     If an Event of Default (other than an Event of Default specified in clauses
(5) or (6) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least twenty-five percent (25%) in principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately; provided, however, that if any Indebtedness or Obligation is outstanding pursuant to the Senior Debt, upon a declaration of acceleration by the Holders, all principal and interest under this Indenture shall be due and payable upon the earlier of (i) the day which is 5 Business Days after the receipt by each of the Company and the holders of Senior Debt of such written notice of acceleration or (ii) the date of acceleration of any Indebtedness under any Senior Debt. If an Event of Default specified in clause (5) or (6) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.3. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4. Waiver of Past Defaults.

     Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Security held by a non-consenting Holder. Upon actual receipt of any such notice of waiver by a Responsible Officer of the Trustee, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5. Control by Holders.

     The Holders of at least twenty-five percent (25%) in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, provided, that indemnification for the Trustee's fees and expenses, in a form reasonably satisfactory to the Trustee, shall have been provided. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders, or that may involve the Trustee in personal liability.

Section 6.6. Limitation on Suits.

     A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (2) the Holders of at least a majority in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (5) during such 60 day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7. Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, but subject to
Article 10 hereof, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8. Collection Suit by Trustee.

     If an Event of Default specified in Section 6.1 (1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9. Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     If the Trustee does not file a proper claim or proof of debt in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claims or proofs, then any holder of Senior Debt shall have the right to demand, sue for, collect and receive the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Debt as provided in Article 10 hereof and to file and prove all claims therefor and to take all such other action in the name of the Holders or otherwise, as such holder of Senior Debt may determine to be necessary or appropriate for the enforcement of the provisions of Article 10.

Section 6.10. Priorities.

     If the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of Article 10 hereof, pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7, including payment of all compensation, expenses and liabilities incurred, and all advances made, if any, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Senior Debt to the extent required by Article X hereof;

     Third: to Holders for amounts due and unpaid on the Securities for principal and interest and any other Indebtedness of the Company of equal priority, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively;

and

     Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                  ARTICLE VII.
                                     TRUSTEE

Section 7.1. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (2) The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, statements, reports, documents, orders, certificates, opinions or other instruments furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any of the above that are specifically required to be furnished to the Trustee pursuant to this Indenture, the Trustee shall examine them to determine whether they substantially conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b)(2) of this Section 7.1.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it pursuant to Section 6.5.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2. Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented to it by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or any Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence or the supervision of any agents, attorneys, custodians or nominees appointed by it with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall not be deemed to have notice of an Event of Default for any purpose under this Indenture unless notified of such Event of Default by the Company, the Paying Agent (if other than the Company) or a Holder of the Securities.

Section 7.3. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

Section 7.4. Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.5. Notice of Defaults.

     If a Default or Event of Default occurs and is continuing, and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. At least 5 Business Days prior to the mailing of any notice to Holders under this
Section 7.5, the Trustee shall provide the Company with notice of its intent to mail such notice. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as the Responsible Officers of the Trustee in good faith determines that withholding the notice would have no material adverse effect on the Holders.

Section 7.6 Reports by Trustee to Holders.

     Within 60 days after May 15th of each fiscal year, commencing May 15, 2004, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the 12 months preceding the reporting date, no report need be prepared or transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

     Commencing at the time this Indenture is qualified under the TIA, a copy of each report mailed to Holders under this Section 7.6 (at the time of its mailing to Holders) shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee if the Securities are listed on any stock exchange.

Section 7.7. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and its performance of the duties and services required hereunder as agreed in a separate fee schedule agreed to in writing between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the second next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company is prejudiced thereby. The Company shall defend the claim and the Trustee shall reasonably cooperate in such defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such one counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8. Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (1) the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (3) a Custodian or public officer takes charge of the Trustee or its property;

     (4) the Trustee becomes incapable of acting as Trustee under this Indenture; or

     (5) the Company so elects, provided such replacement Trustee is qualified and reasonably acceptable.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a different successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 30 days after notice that the Trustee has resigned or has been removed, the Company or the Trustee or the Holders of at least a majority in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Holder who has been a Holder for at least 6 months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to all Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in
Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9. Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, state, territorial or District of Columbia authority and shall have a combined capital and surplus of at least $500,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 350(a)(1). The Trustee is subject to TIA ss. 350(b).

Section 7.11. Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE VIII.
                             DISCHARGE OF INDENTURE

Section 8.1. Termination of Company's Obligations.

     This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and 8.4, and the Company's, Trustee's and Paying Agent's obligations under Section 8.3 shall survive) when all outstanding Investment Debt Securities have been paid in full and the Company has paid all sums payable by the Company hereunder. In addition, the Company may terminate all of its obligations under this Indenture if:

     (1) the Company irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient (as certified by an independent public accountant designated by the Company) to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee, and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

     (2) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with; and

     (3) no Event of Default or event (including such deposit) which, with notice or lapse of time, or both, would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit.

     Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. The Company may make the deposit only if Article X hereof does not prohibit such payment. However, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 4.3, 7.7, 7.8, 8.3 and 8.4 and the Trustee's
and Paying Agent's obligations in Section 8.3 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Section
7.7 and 8.4 and the Company's, Trustee's and Paying Agent's obligations in
Section 8.3 shall survive.

     After such irrevocable deposit made pursuant to this Section 8.1 and satisfaction of the other conditions set forth herein, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

     In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.2. Application of Trust Money.

     The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

Section 8.3. Repayment to Company.

     The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a newspaper of widespread circulation published in Washington, D.C. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.4. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment, as long as no money is owed to the Trustee by the Company, from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX.
                                   AMENDMENTS

Section 9.1. Without Consent of Holders.

     The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder:

     (1) to cure any ambiguity, defect or inconsistency;

     (2) to comply with Section 5.1;

     (3) to make any change that does not adversely affect the legal rights hereunder of any Holder;

     (4) make any change in the second paragraph of Article 3; provided, however, that no such change shall adversely affect the rights of any outstanding Security; or

     (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA.

Section 9.2. With Consent of Holders.

     The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. The Holders of a majority in principal of the then outstanding Securities may also waive any existing default or compliance with any provision of this Indenture or the Securities. However, without the consent of the Holder of each Investment Debt Security affected, an amendment or waiver under this Section may not (with respect to any Investment Debt Security held by a nonconsenting Holder):

     (1) reduce the principal amount (other than as a result of withdrawals made by the Holder) of Investment Debt Securities whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the rate of interest paid on the Securities, other than interest rate adjustments as provided for in Article II hereof, or change the time for payment of interest, including default interest, on any Security;

     (3) reduce the principal of any Investment Debt Security, or change the maturity of any Fixed Term Note, or alter the redemption provisions or the price at which the Company shall offer to purchase such Investment Debt Security pursuant to Article III hereof;

     (4) make any Investment Debt Security payable in money other than that stated in this

     Indenture;

     (5) make any change in Section 6.4 or 6.7 hereof or in this sentence of this Section 9.2;

     (6) make any change in Article X that adversely affects the rights of any Holders; or

     (7) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, or redemption payment with respect to, any Security (except a rescission of acceleration of the Investment Debt Securities by the Holders of at least a majority in aggregate principal amount of the Investment Debt Securities and a waiver of the payment default that resulted from such acceleration).

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

Section 9.3 Compliance with Trust Indenture Act.

     At the time this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Securities, if any, shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4. Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may fix a record date for determining which Holders must consent to such amendment or waivers. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or
(iii) such other date as the Company shall designate.

Section 9.5. Notation on or Exchange of Investment Debt Securities.

     The Trustee may place an appropriate notation about an amendment or waiver on any Security, if certificated.

     Failure to make any notation or issue a new note shall not affect the validity and effect of such amendment or waiver.

Section 9.6. Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if, in the Trustee's reasonable discretion, the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.2, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel (or written advice of counsel) as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until its Board of Directors approves it.

                                   ARTICLE X.
                                  SUBORDINATION

Section 10.1. Agreement to Subordinate.

     The Company agrees, and each Holder by accepting a Series 4 Subordinated Unsecured Security consents and agrees, that the Indebtedness evidenced by the Series 4 Subordinated Unsecured Securities and the payment of the principal of and interest on the Series 4 Subordinated Unsecured Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, of all Obligations due in respect of Senior Debt of the Company whether outstanding on the date hereof or hereafter incurred, and that the subordination is for the benefit of the holders of Senior Debt.

     For purposes of this Article X, a payment or distribution on account of the Series 4 Subordinated Unsecured Securities may consist of cash, property or securities, by set-off or otherwise, and a payment or distribution on account of any of the Series 4 Subordinated Unsecured Securities shall include, without limitation, any redemption, purchase or other acquisition of the Series 4 Subordinated Unsecured Securities.

Section 10.2. Liquidation; Dissolution; Bankruptcy.

     (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon (i) any dissolution or winding-up or total or partial liquidation or reorganization of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (ii) any bankruptcy or insolvency case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or
(iii) any assignment for the benefit of creditors or any other marshaling of assets of the Company, all obligations due, or to become due, in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) shall first indefeasibly be paid in full, or provision shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before any payment is made on account of the principal of, premium, if any, or interest on the Series 4 Subordinated Unsecured Securities, except that Holders may receive securities that are subordinated to at least the same extent as the Series 4 Subordinated Unsecured Securities are to (x) Senior Debt and (y) any securities issued in exchange for Senior Debt. Upon any such dissolution winding-up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Series 4 Subordinated Unsecured Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Series 4 Subordinated Unsecured Securities or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been indefeasibly paid in full, or provisions shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

     (b) For purposes of this Article X, the words "cash, property or securities" shall not be deemed to include securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Series 4 Subordinated Unsecured Securities, to the payment of all Senior Debt then outstanding or to the payment of all securities issued in exchange therefor to the holders of Senior Debt at the time outstanding. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section if such other corporation shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article V.

Section 10.3. Default of Senior Debt.

     (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt, or any amount owing from time to time under or in respect of Senior Debt or in the event that any nonpayment event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

     (b) in the event that any other nonpayment event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then the Company shall make no payment, direct or indirect to the Holders (including any payment which may be payable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Series 4 Subordinated Unsecured Securities) (other than securities that are subordinated to at least the same extent as the Series 4 Subordinated Unsecured Securities are to (x) Senior Debt and (y) any securities issued in exchange for Senior Debt) unless and until (i) such event of default shall have been cured or waived or shall have ceased to exist or such acceleration shall have been rescinded or annulled, or (ii) in case of any nonpayment event of default specified in (b), during the period (a "Payment Blockage Period") commencing on the date the Company and the Trustee receive written notice (a "Payment Notice") of such event of default (which notice shall be binding on the Trustee and the Holders as to the occurrence of such an event of default) from a holder of the Senior Debt to which such default relates and ending on the earliest of (A) 179 days after such date, (B) the date, if any, on which such Senior Debt to which such default relates is discharged or such default is waived by the holders of such Senior Debt or otherwise cured and (C) the date on which the Trustee receives written notice from the holder of such Senior Debt to which such default relates terminating the Payment Blockage Period. No new Payment Blockage Period may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. For all purposes of this Section 10.3, no Event of Default which existed or was commencing with respect to the Senior Debt to which a Payment Blockage Period relates on the date such

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

Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 180 consecutive days.

Section 10.4. When Distribution Must Be Paid Over.

     If the Trustee or any Holder receives any payment with respect to the Series 4 Subordinated Unsecured Securities, whether in cash property or securities (other than securities that are subordinated to at least the same extent as the Series 4 Subordinated Unsecured Securities are to (x) Senior Debt and (y) any securities issued in exchange for Senior Debt at a time when such payment is prohibited by Article X hereof), such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the trustee for holders of Senior Debt (pro rata to such holders on the basis of the amount of Senior Debt held by such holders) for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over to the Company or the trustee for the holders of Senior Debt money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.5. Notice by Company.

     The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Company to violate this Article, but failure to give such notice shall not affect the subordination of the Series 4 Subordinated Unsecured Securities to the Senior Debt provided in this Article.

Section 10.6. Subrogation.

     After all Senior Debt is paid in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, and until the Series 4 Subordinated Unsecured Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Series 4 Subordinated Unsecured Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

Section 10.7. Relative Rights.

     This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

     (1) impair, as between the Company and Holders, the obligations of the Company, which are absolute and unconditional, to pay principal of and interest on the Series 4 Subordinated

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

     Unsecured Securities in accordance with their terms;

     (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

     (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

     If the Company fails because of this Article to pay principal of or interest on a Series 4 Subordinated Unsecured Security on the due date, the failure is still a Default or Event of Default.

Section 10.8. Subordination May Not Be Impaired by the Company or Holders of Senior Debt.

     No right of any present or future holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Series 4 Subordinated Unsecured Securities and the Obligations related thereto shall be prejudiced or impaired by any act or failure to act by any such holder or by the Company, the Trustee or any Agent or by the failure of the Company to comply with this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Without limiting the effect of the preceding paragraph, any holder of Senior Debt may at any time and from time to time without the consent of or notice to any other holder or to the Trustee, without impairing or releasing any of the rights of any holder of Senior Debt under this Indenture, upon or without any terms or conditions and in whole or in part:

     (a) change the manner, place or term of payment, or change or extend the time of payment of, renew or alter any Senior Debt or any other liability of the Company to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions of this Article X shall apply to the Series 4 Subordinated Unsecured Securities as so changed, extended, renewed or altered;

     (b) notwithstanding the provisions of Section 5.1 hereof, sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Debt or any other liability of the Company to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof or any offset thereagainst;

     (c) exercise or refrain from exercising any rights or remedies against the Company or others or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of the Company or any other Person; and

     (d) settle or compromise any Senior Debt or any other liability of the Company to such holder, or any security therefor, or any liability incurred directly or indirectly in respect thereof.

     All rights and interests under this Indenture of any holder of Senior Debt and all agreements and obligations of the Trustee, the Holders, and the Company under Article VI and under this Article X shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of any agreement or instrument relating to any Senior Debt or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Trustee, any Holder, or the Company.

     Any holder of Senior Debt hereby authorized to demand specific performance of the provisions of this Article X, whether or not the Company shall have complied with any of the provisions of this Article X applicable to it, may demand such at any time when the Trustee or any Holder shall have failed

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

to comply with any of these provisions. The Trustee and the Holders irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

Section 10.9. Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative.

     Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending or upon any certificate of any representative of any holder of Senior Debt or of the liquidating trustee or agent or other Person making any distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

Section 10.10. Rights of Trustee and Paying Agent.

     Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee or Paying Agent may continue to make payments on the Series 4 Subordinated Unsecured Securities unless it shall have received at its Corporate Trust Division at least 15 days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Series 4 Subordinated Unsecured Securities to violate this Article, which notice, unless specified by a holder of Senior Debt as such, shall not be deemed to be a Payment Notice. The Trustee may conclusively rely on such notice. Only the Company or a holder of Senior Debt may give the notice. Nothing in this Article X shall apply to amounts due to, or impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.11. Authorization to Effect Subordination.

     Each Holder of a Series 4 Subordinated Unsecured Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination as provided in this Article X, and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 10.12. Article Applicable to Paying Agent.

     In case at any time any Paying Agent (other than the Trustee or the Company) shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article X shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article X in addition to or in place of the Trustee.

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

Section 10.13. Miscellaneous.

     (a) The agreements contained in this Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     (b) The Trustee shall notify all holders of Senior Debt (of whose identity the Trustee has received reasonable advance written notice) of the existence of any Default or Event of Default under Section 6.1 promptly after a Responsible Officer of the Trustee actually becomes aware thereof; provided, however, that at least 5 Business Days prior to the notification of any holder of Senior Debt under this Section 7.5, the Company shall provide the Company with notice of its intent to provide such notification.

                                   ARTICLE XI.
                                  MISCELLANEOUS

Section 11.1. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 11.2 Notices.

     Any notice, instruction, direction, request or other communication by the Company, the Trustee or any other holder of Senior Debt to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

     If to the Company:

          KH Funding Company
          10801 Lockwood Drive, Suite 370
          Silver Spring, Maryland 20901

          Attention: Robert L. Harris, President

          Telecopier: (301) 592-8145

     With a copy to:

          Whiteford, Taylor & Preston L.L.P.
          210 W. Pennsylvania Avenue, Suite 400
          Towson, Maryland 21204

          Attention: George S. Lawler, Esquire

          Telecopier: (410) 832-2015

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

     If to the Trustee:

          Wells Fargo Bank Minnesota, National Association
          213 Court Street, Suite 703
          Middletown, Connecticut 06457

          Attention: Corporate Trust Services

          Telecopier: (860) 704-6219

     If to a holder of Senior Debt, such address as such holder of Senior Debt shall have provided in writing to the Company and the Trustee.

     The Company, the Trustee or a holder of Senior Debt by notice to the Company and the Trustee may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; 5 Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3. Communication by Holders with Other Holders.

     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Trustee is subject to ss. 312(b). The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 11.4. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

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

Section 11.5. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether such covenant or condition has been complied with; and

     (4) a statement whether, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.6. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7. Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of Maryland or the State of Connecticut or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8. No Recourse Against Others.

     No director, officer, employee, agent, manager or stockholder of the Company as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

Section 11.9. Duplicate Originals.

     The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 11.10. Governing Law.

     THE INTERNAL LAW OF THE STATE OF MARYLAND SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 11.11. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the

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

Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12. Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13. Severability.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.15. Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions thereof.

                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first written above.

ATTEST:                                         KH FUNDING COMPANY

/s/ Ronald L. Nicholson                          /s/ Robert L. Harris
------------------------------                  --------------------------------
                                                Robert L. Harris, President


                                                WELLS FARGO BANK MINNESOTA, N.A.
                                                as Trustee

                                                /s/ Robert L. Reynolds
                                                --------------------------------
                                                Robert L. Reynolds
                                                Vice President

                          [SIGNATURE PAGE TO INDENTURE]

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